EXHIBIT 24(a)

                                  CERTIFICATE

     I, Martin S. Wagner, Assistant Secretary of Xerox Corporation, a New York corporation (the "Company"), DO HEREBY CERTIFY that Exhibit A is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of the Company duly held and convened on October 14, 1996, and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate and affixed the corporate seal of the Company hereto this 25th day of February, 1997.

                                                 /s/ MARTIN S. WAGNER
                                              ----------------------------
                                                    Martin S. Wagner
                                                   Assistant Secretary

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                                                                    Exhibit A

RESOLVED: that each of the officers and directors of the Company who may be required to execute (whether on behalf of the Company or as an officer or director thereof) one or more registration statements or any amendments thereto (including post-effective amendments) under the Securities Act of 1933, as amended (the "Act"), covering any offering of securities made or deemed to be made pursuant to (i) any purchase, savings, option, bonus, deferred compensation plan or arrangement, appreciation, profit sharing, thrift, incentive, pension or similar "employee benefit plan" (as defined in Rule 405 promulgated under the Act and any successor Rule or Rules) and (ii) any stock award, stock option, restricted stock, stock appreciation right, stock purchase, share incentive, or similar plan (including, in each case, any amendments and successor or replacement plans thereto (whether presently in effect or hereafter adopted), and any plans to which the Company has or may hereafter succeed) be and hereby is authorized to execute a power of attorney appointing E. M. Filter, M. S. Wagner and C. T. Morace, and each of them, as true and lawful attorneys and agents, to execute in his or her name, place and stead (in any such capacity) such registration statements and any and all amendments thereto (including post-effective amendments), and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.